Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

OF LA JOLLA PHARMACEUTICAL COMPANY, A DELAWARE CORPORATION

AND LJPC MERGER SUB, INC., A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 22, 2012, (the “Agreement”) is between La Jolla Pharmaceutical Company, a Delaware corporation (“LJPC Delaware”) and LJPC Merger Sub, Inc., a California corporation (“LJPC California”). LJPC Delaware and LJPC California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. LJPC California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 12,008,000,000 shares, 12,000,000,000 of which are designated “Common Stock” and 8,000,000 of which are designated “Preferred Stock.” Of the 8,000,000 shares of Preferred Stock, 11,000 shares are designated as Series C-12 Preferred Stock, 22,000 shares are designated as Series C-22 Preferred Stock, 5,134 shares are designated as Series D-12 Preferred Stock and 10,868 shares are designated as Series D-22 Preferred Stock. As of May 22, 2012, 100 shares of Common Stock were issued and outstanding, all of which were held by LJPC Delaware, no shares of Series C-12 Preferred Stock were issued and outstanding, no shares of Series C-22 Preferred Stock were issued and outstanding, no shares of Series D-12 Preferred Stock were issued and outstanding and no shares of Series D-22 Preferred Stock were issued and outstanding.

B. LJPC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 6,008,000,000 shares, 6,000,000,000 of which are designated “Common Stock,” par value $0.0001 per share, and 8,000,000 of which are designated “Preferred Stock,” par value $0.0001 per share. Of the 8,000,000 shares of Preferred Stock, 11,000 shares are designated as Series C-12 Preferred Stock, 22,000 shares are designated as Series C-22 Preferred Stock, 5,134 shares are designated as Series D-12 Preferred Stock and 10,868 shares are designated as Series D-22 Preferred Stock. As of May 22, 2012, 12,362,185 shares of Common Stock were issued and outstanding, 5,022 shares of Series C-12 Preferred Stock were issued and outstanding, no shares of Series C-22 Preferred Stock were issued and outstanding, no shares of Series D-12 Preferred Stock were issued and outstanding and 3,595 shares of Series D-22 Preferred Stock were issued and outstanding.

C. The Board of Directors of LJPC Delaware has determined that, for the purpose of effecting the reincorporation of LJPC Delaware in the State of California, it is advisable and in the best interests of LJPC Delaware that LJPC Delaware merge with and into LJPC California upon the terms and conditions herein provided.

D. The respective Boards of Directors of LJPC Delaware and LJPC California have approved this Agreement and have directed that this Agreement be submitted to a vote of their stockholders and sole stockholder, respectively, and executed by the undersigned officers.

E. LJPC California is a wholly-owned subsidiary of LJPC Delaware.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, LJPC California and LJPC Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, LJPC Delaware shall be merged with and into LJPC California (the “Merger”), the separate existence of LJPC Delaware shall cease and LJPC California shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be La Jolla Pharmaceutical Company.

1.2	FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

a) This Agreement and the Merger shall have been adopted and approved by the board of directors and/or the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

c) An executed Certificate of Ownership and Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law and California General Corporation Law shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, respectively.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of LJPC Delaware shall cease and LJPC California, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and LJPC Delaware’s Board of Directors, (iii) shall succeed, without other transfer or action on the part of any other party, to all of the assets, rights, powers and property of LJPC Delaware in the manner more fully set forth in Section 1107 of the California General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of LJPC California as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer or other action on the part of any other party, to all of the debts, liabilities and obligations of LJPC Delaware in the same manner as if LJPC California had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of LJPC California attached hereto as Exhibit 1 as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 BYLAWS. The Bylaws of LJPC California attached hereto as Exhibit 2 as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 DIRECTORS AND OFFICERS. The directors and officers of LJPC California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1 LJPC DELAWARE CAPITAL STOCK.

a) Upon the Effective Date of the Merger, each share of LJPC Delaware Common Stock, par value $0.0001 per share, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation.

b) Upon the Effective Date of the Merger, each share of LJPC Delaware Series C-12 Preferred Stock, par value $0.0001 per share, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Series C-12 Preferred Stock, par value $0.0001 per share, of the Surviving Corporation.

3.2 LJPC DELAWARE DIRECTOR AND EMPLOYEE STOCK PROGRAMS.

a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume all of the rights and obligations of LJPC Delaware under its 1994 Stock Incentive Plan, 2004 Equity Incentive Plan and 2010 Equity Incentive Plan, each as amended through the date hereof (collectively, the “Option Plans”). Each outstanding and unexercised option to purchase LJPC Delaware Common Stock (an “Option”) under the Option Plans shall become, on the basis of one (1) share of the Surviving Corporation’s Common Stock for each share of LJPC Delaware Common Stock issuable pursuant to any such Option, an option to purchase the Surviving Corporation’s Common Stock on the same terms and conditions set forth in such option.

b) Upon the Effective Date of the Merger, the Surviving Corporation shall assume all of the rights and obligations of LJPC Delaware under its 1995 Employee Stock Purchase Plan, as amended through the date hereof (the “Purchase Plan”).

c) One (1) share of the Surviving Corporation’s Common Stock shall be reserved for issuance under the Option Plans and the Purchase Plan for each share of LJPC Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3 LJPC CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock of LJPC California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by LJPC California, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

3.4 EXCHANGE OF CERTIFICATES.

a) Each outstanding uncertificated share of LJPC Delaware Common Stock prior to the Merger shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock, into which such shares of LJPC Delaware Common Stock were converted in the Merger.

b) Each outstanding certificate representing shares of LJPC Delaware Preferred Stock prior to the Merger shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Preferred Stock, into which such shares of LJPC Delaware Common Stock were converted in the Merger, and unless requested by the Surviving Corporation, no exchange of certificates shall be necessary. The Board of Directors of the Surviving Corporation shall have the discretion to request each holder of an outstanding certificate representing shares of LJPC Delaware Preferred Stock to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Preferred Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered,

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, unless and until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any rights with respect to and to receive dividends and other distributions upon the shares of Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of LJPC Delaware so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL

4.1 COVENANTS OF LJPC CALIFORNIA. LJPC California covenants and agrees that it will, on or before the Effective Date of the Merger:

a) Take such actions as may be required by the California General Corporation Law to effect the Merger.

b) Take such actions as may be required by the Delaware General Corporation Law to effect the Merger.

4.2 FURTHER ASSURANCES. From time to time, as and when required by LJPC California or by its successors or assigns, there shall be executed and delivered on behalf of LJPC Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by LJPC California the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of LJPC Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of LJPC California are fully authorized in the name and on behalf of LJPC Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either LJPC Delaware or of LJPC California, or of both, notwithstanding the approval of this Agreement by the stockholders of LJPC Delaware or by the sole stockholder of LJPC California, or by both.

4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware; provided, that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California and, so far as applicable, the merger provisions of the Delaware General Corporation Law.

4.6 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

4.7 APPROVAL OF LJPC DELAWARE AS SOLE STOCKHOLDER OF LJPC CALIFORNIA. By its execution and delivery of this Agreement, LJPC Delaware, as sole stockholder of LJPC California, consents to, approves and adopts this Agreement and approves the Merger. LJPC Delaware agrees to execute such further instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of LJPC California.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of La Jolla Pharmaceutical Company, a Delaware Corporation, and La Jolla Pharmaceutical Company, a California Corporation is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ George Tidmarsh

Name:	George Tidmarsh, M.D., Ph.D.

Title:	President & Chief Executive Officer

LJPC MERGER SUB, INC.

By:	/s/ George Tidmarsh

Name:	George Tidmarsh, M.D., Ph.D.

Title:	President & Chief Executive Officer